Consent of Independent Accountants


     We Hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-73510 and 33-77464) of Successories, Inc. of our report dated April 26, 1996 appearing on page F-3 of this Annual Report on Form 10-K.









PRICE WATERHOUSE LLP
Chicago, Illinois
April 30, 1997



                          Consent Of Independent Public Accountants


      As independent public accountants, we hereby consent to the incorporation of our report included in this form 10K, into the Company's previously filed Registration Statements on Form S-8 (registration nos. 33-73510 and
33-77464).






ARTHUR ANDERSON LLP
Chicago, Illinois
April 30, 1997